Exhibit 10.32

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (“Agreement”) is entered into as of August 7, 2024, by and between AstraZeneca AB (PUBL), a company incorporated in Sweden under no. 556011-7482 having offices at SE-431 83 Mölndal, Sweden (“AstraZeneca”), and Conduit Pharmaceuticals Inc., a Delaware corporation having offices at 4995 Murphy Canyon Road, Suite 300, San Diego, California (“Conduit” and together with AstraZeneca, the “Parties” and each, a “Party”). The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1 or the License Agreement.

Recitals

Subject to and in accordance with the terms and provisions of this Agreement, Conduit has agreed to issue, and AstraZeneca has agreed to receive, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, 9,504,465 shares (the “Shares”) of Conduit’s common stock, par value $0.0001 per share (the “Common Stock”), as partial consideration for the rights licensed to Conduit from AstraZeneca pursuant to that certain License Agreement, by and between Conduit and AstraZeneca, dated as of the date hereof (the “License Agreement”), the value of which Conduit has determined as of the date hereof exceeds the par value of the Shares to be issued hereunder.

Agreement

For good and valuable consideration, the Parties agree as follows:

Section 1. Stock Issuance.

1.1 Issuance and Acquisition of Stock. Subject to the terms and conditions of this Agreement, at the closing of the issuance of the Shares hereunder which is expected to occur on August 8, 2024 or such other date as mutually agreed by Conduit and AstraZeneca, but in no event later than the second (2nd) Business Day following the date hereof (the “Closing”), Conduit will issue to AstraZeneca, and AstraZeneca will receive and accept from Conduit, the Shares as partial consideration for the rights AstraZeneca licensed to Conduit pursuant to the License Agreement.

1.2 Book Entry. Upon the Closing, Conduit shall instruct its transfer agent to register the Shares in book entry form in AstraZeneca’s name on Conduit’s share register, free and clear of all restrictive and all other legends (except as expressly provided in Section 4.2 hereof) and shall cause its transfer agent to prepare and deliver to AstraZeneca an account statement reflecting the issuance as promptly as possible following the Closing and, in any event, by no later than five (5) Business Days following the Closing.

Section 2. Representations and Warranties of Conduit.

Conduit hereby represents and warrants as of the date hereof and as of the Closing to AstraZeneca that:

2.1 Private Placement. Neither Conduit nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the offer and issuance of the Shares under the Securities Act, including by engaging in any form of general solicitation or general advertising in connection with the offer and issuance of the Shares. Subject to the accuracy of the representations and warranties made by AstraZeneca in Section 3, the Shares will be issued and sold to AstraZeneca in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Conduit has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.2 Organization and Qualification. Conduit is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted. Conduit is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to (i) have a material adverse effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of Conduit and its subsidiaries, taken as a whole, or (ii) materially affect the validity of the Shares or materially affect the legal authority of Conduit to comply in all material respects with this Agreement (clauses (i) and (ii), a “Material Adverse Effect”).

2.3 Authorization; Enforcement. Conduit has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Conduit and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares at the Closing in accordance with the terms hereof) have been duly authorized by the Board and no further consent or authorization of Conduit, the Board, or the stockholders of Conduit is required. This Agreement has been duly executed by Conduit and constitutes a legal, valid and binding obligation of Conduit enforceable against Conduit in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.4 Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than (i) those under applicable state and federal securities laws and (ii) as set forth in Section 4.2) and will not be subject to preemptive rights or other similar rights of stockholders of Conduit.

2.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by Conduit and the consummation by Conduit of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Conduit’s Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws (the “Organizational Documents”), (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Conduit or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Conduit, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) Conduit is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities laws, and (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

2.6 Brokers or Finders Fees. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other similar fee or commission from Conduit in connection with the transactions contemplated by this Agreement or the License Agreement.

2.7 Capitalization.

(a) The authorized capital stock of Conduit conforms as to legal matters to the description thereof contained in the 2024 SEC Filings. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

(b) Except as described in the 2024 SEC Filings, there are no contracts, agreements or understandings between Conduit and any Person granting such Person the right to require Conduit to file a registration statement under the Securities Act with respect to any securities of Conduit and no person other than AstraZeneca has the right (exercisable now or in the future and whether contingent or not) to call for the issuance of any securities of Conduit.

(c) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is authorized for trading on the Nasdaq under the trading symbol “CDT”. Conduit has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Securities Act or the listing of the Common Stock on Nasdaq, and, except as described in the 2024 SEC Filings (as defined below), Conduit has not received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing.

2.8 Subsidiaries. Conduit does not have any material subsidiaries other than the entity listed on Exhibit 21.1 of Conduit’s Annual Report on Form 10-K for the year ended December 31, 2023 (which Exhibit is incorporated by reference as specified in such Annual Report on Form 10-K).

2.9 Litigation. Except as described in the 2024 SEC Filings, there is no action, suit, notice of violation, proceeding or investigation pending (of which Conduit has received notice or otherwise has knowledge) or, to the knowledge of Conduit, threatened against Conduit, except where such action, suit, proceeding or investigation, as the case may be, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.10 Financial Statements. The financial statements included in the 2024 SEC Filings, together with the related notes and schedules, comply as to form in all material respects with generally accepted accounting principles, as applied in the United States (“GAAP”) and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, to the extent corrected by a subsequent restatement, at the time of such restatement) and present fairly, in all material respects, the consolidated financial position of Conduit and its subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Quarterly Report on Form 10-Q and Regulation S-X under the Exchange Act).

2.11 Filings; Reporting Issuer. Conduit has timely filed all SEC Documents (as defined below) required to be filed by it with the SEC under the Exchange Act for the one year preceding the date hereof. As of their respective dates, such SEC Documents (a) complied as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.12 Internal Controls; Disclosure Controls and Procedures. Conduit is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and all applicable rules of The Nasdaq Stock Market, except as disclosed in the 2024 SEC Filings. Conduit maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are designed to provide reasonable assurances regarding the reliability of the financial reporting and the preparation of financial statements of Conduit for external purposes in accordance with GAAP. Conduit has implemented disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the principal executive officer and principal financial officer of Conduit to engage in the review and evaluation process mandated by the Exchange Act. Each of the principal executive officer and the principal financial officer of Conduit has made all certifications required by Sections 302 and 906 of Sarbanes-Oxley with respect to the SEC Documents.

2.13 Absence of Changes. Since March 31, 2024: (a) there has not been: (i) a Material Adverse Effect, (ii) any changes to the Organizational Documents or (iii) any declaration, setting aside or payment or other distribution in respect of any shares in the capital of Conduit, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by Conduit; and (b) Conduit has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency Law, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the United States federal bankruptcy or insolvency Laws.

2.14 Investment Company Act. Neither Conduit nor any of its subsidiaries is, and immediately after issuance of the Shares hereunder, neither Conduit nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.15 Compliance with Laws and Permits.

(a) Conduit and its subsidiaries are, and since January 1, 2023 have been, in compliance with all applicable Laws applicable to their businesses, including all Laws applicable to the research, nonclinical and clinical testing, development, manufacturing, ownership, operation, storage, import, export, warehousing, packaging, and handling of pharmaceutical products, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2023, neither Conduit nor any of its subsidiaries has received any written notice of any violation or alleged violation of any such applicable Laws, from any Governmental Authority, except for such violations or alleged violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Conduit and its subsidiaries have obtained and are in compliance in all material respects with all permits, licenses, franchises, approvals, authorizations and registrations issued or granted by Governmental Authorities that are required for the conduct by Conduit and its subsidiaries of their respective businesses and ownership of their respective properties (each, a “Company Permit”). No proceeding is pending or, to the knowledge of Conduit, threatened to revoke, suspend, cancel, terminate, or adversely modify any such Company Permit, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) None of Conduit or its subsidiaries or, to the knowledge of Conduit, any director, employee or other Person acting on behalf of Conduit or any of its subsidiaries, has (i) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the benefit of Conduit; (ii) violated in any material respect the United States Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption Law; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(d) The operations of Conduit and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), and the applicable anti-money laundering statutes of jurisdictions where Conduit and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving Conduit or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Conduit, threatened.

(e) (i) Neither Conduit nor any of its subsidiaries, nor, to the knowledge of Conduit, any director, officer, or employee, agent, Affiliate or representative of Conduit or any of its subsidiaries, is an individual or entity (“Company Person”) that is, or is owned or controlled by a Company Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions, and (ii) for the past three years, Conduit and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Company Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.16 Intellectual Property. Conduit and its subsidiaries own, or have valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct of, their respective businesses (collectively, “Intellectual Property”). The Intellectual Property of Conduit and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. No action, suit, or other proceeding is pending, or, to the knowledge of Conduit, is threatened: (a) challenging Conduit’s or its subsidiaries’ rights in or to any Intellectual Property, (b) challenging the validity, enforceability or scope of any Intellectual Property or (c) alleging that Conduit or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. Conduit and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to Conduit or any of its subsidiaries, and to the knowledge of Conduit, all such agreements are in full force and effect. To the knowledge of Conduit, there are no material defects in any of the patents or patent applications included in the Intellectual Property. Conduit and its subsidiaries have taken reasonable steps to protect, maintain and safeguard their Intellectual Property.

Section 3. Representations and Warranties of AstraZeneca.

AstraZeneca hereby represents and warrants as of the date hereof and as of the Closing to Conduit that:

3.1 Authorization; Enforcement. AstraZeneca has the requisite corporate or other similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. AstraZeneca has taken all necessary corporate or other similar action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of AstraZeneca enforceable against AstraZeneca in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.2 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by AstraZeneca and the consummation by AstraZeneca of the transactions contemplated hereby (including the receipt and acceptance of the Shares) will not (i) conflict with or result in a violation of any provision of AstraZeneca’s charter documents, bylaws, or other organizational documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which AstraZeneca is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to AstraZeneca, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of AstraZeneca and its subsidiaries, taken as a whole.

(b) AstraZeneca is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to acquire the Shares in accordance with the terms hereof other than such as have been made or obtained.

3.3 Investment Purpose. AstraZeneca is acquiring the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act and without prejudice to AstraZeneca’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable United States federal and state securities laws. AstraZeneca will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act.

3.4 Reliance on Exemptions. AstraZeneca understands that Conduit intends for the Shares to be offered and issued to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Conduit is relying upon the truth and accuracy of, and AstraZeneca’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of AstraZeneca set forth herein in order to determine the availability of such exemptions and the eligibility of AstraZeneca to acquire the Shares.

3.5 Accredited Investor; Access to Information. AstraZeneca is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the acquisition of the Shares. AstraZeneca has been furnished with, or otherwise had access to, materials relating to the offer and sale of the Shares, that have been requested by AstraZeneca, including, without limitation, Conduit’s public filings made available on the SEC’s electronic data gathering and retrieval system (EDGAR) as of the date hereof (the “SEC Documents”), and AstraZeneca has had the opportunity to review such materials. AstraZeneca has been afforded the opportunity to ask questions of Conduit. Neither such inquiries nor any other investigation conducted by or on behalf of AstraZeneca or its representatives or counsel will modify, amend or affect AstraZeneca’s right to rely on the truth, accuracy and completeness of the SEC Documents and Conduit’s representations and warranties contained in this Agreement.

3.6 Restricted Securities. AstraZeneca understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being issued by Conduit in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

Section 4. Transfer, Resale, Legend.

4.1 Transfer or Resale. AstraZeneca understands that:

(a) other than as provided by Section 5 hereof, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, AstraZeneca acknowledges that it may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred until (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Shares are sold or transferred pursuant to Rule 144; or (iii) AstraZeneca has delivered to Conduit an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration (other than in compliance with Rule 144);

(b) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act;

(c) Conduit acknowledges and agrees that the combination of AstraZeneca’s receipt and acceptance of the Shares pursuant to this Agreement and its rights pursuant to the License Agreement, taken alone and assuming no further acquisitions of Common Stock by AstraZeneca or any of its subsidiaries or other changes to the relationship of the Parties, does not result in AstraZeneca’s being an “affiliate” of Conduit for purposes of and as defined in Rule 144; and

(d) subject to receipt from AstraZeneca by Conduit and Conduit’s transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Conduit and the Transfer Agent in connection therewith, Conduit shall remove the legend from the book entry position evidencing the Shares issued hereunder and Conduit will, if required by the Transfer Agent, use its best efforts to cause an opinion of Conduit’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legend in such circumstances may be effected under the Securities Act, (1) following the time the Resale Registration Statement is declared effective, or (2) if such Shares have been sold pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act. If the restrictive legend is no longer required for such Shares pursuant to the foregoing, Conduit shall, in accordance with the provisions of this section and within two (2) Trading Days of any request therefore from AstraZeneca accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that the restrictive legend is no longer required, deliver to the Transfer Agent instructions to make a new, unlegended entry for such book entry Shares.

4.2 Legend. AstraZeneca understands the Shares will bear the restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, AN EXEMPTION UNDER THE SECURITIES ACT PURSUANT TO RULE 144 UNDER SUCH ACT, OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT IS NOT REQUIRED.

Conduit agrees to authorize and instruct the removal of the restrictive legend from the Shares in accordance with and subject to applicable securities law and the conditions set forth in Section 4.1(d).

Section 5. Registration Rights.

5.1 Definitions. For the purpose of this Section 5:

(a) the term “Resale Registration Statement” shall mean a registration statement on Form S-3 (or, if Form S-3 is not then available to Conduit, on such other form as is then available to Conduit) to register for resale the Registrable Shares required to be filed by Section 5.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b) the term “Registrable Shares” means the Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by Conduit, (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.

5.2 Registration Procedures. Provided that Conduit is qualified for the use of a Resale Registration Statement, Conduit shall file promptly (and, in any event, within 30 days of Closing (the “Filing Deadline”)) a Resale Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, all Registrable Shares then held by AstraZeneca pursuant to Rule 415 under the Securities Act. Upon filing the Resale Registration Statement, Conduit shall use its best efforts to cause such Resale Registration Statement to be declared effective by the Effectiveness Deadline, keep such Resale Registration Statement effective with the SEC at all times, re-file such Resale Registration Statement upon its expiration, and cooperate in any amendment or supplementation of the prospectus related to the Resale Registration Statement as may be reasonably requested by Conduit or as otherwise required, until such time as all Registrable Shares that could be sold under the Resale Registration Statement have been sold or are no longer outstanding.

5.3 Rule 415; Cutback. If the SEC prevents Conduit from including any or all of the Registrable Shares in a Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires AstraZeneca to be named as an “underwriter,” Conduit shall use its commercially reasonable efforts to persuade, consistent with applicable law, the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the registrant” as described in Rule 415 and that AstraZeneca is not an “underwriter.” In the event that, despite Conduit’s commercially reasonable efforts and compliance with the terms of this Section 5.3, the SEC refuses to alter its position, Conduit shall (i) remove from the Resale Registration Statement only such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each of (i) and (ii), as the SEC requires to assure Conduit’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that Conduit shall not agree to name AstraZeneca as an “underwriter” in such Registration Statement without the prior written consent of AstraZeneca. AstraZeneca acknowledges that it shall not have suffered any Losses (as defined below) as to any Cut Back Shares until the date that is five (5) Trading Days following the date that Conduit is eligible to bring effective the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 5 shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) Trading Days after such Restriction Termination Date, and Conduit shall use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as promptly as practicable, but in any event, by the Effectiveness Deadline (provided, however, that for purposes of a Resale Registration Statement registering such Cut Back Shares, references to the “Closing Date” contained in the definition of “Effectiveness Deadline” shall instead be to the “Restriction Termination Date”). Any failure by Conduit to file a Resale Registration Statement by the Filing Deadline or to cause such Resale Registration Statement to become effective by the Effectiveness Deadline shall not otherwise relieve Conduit of its obligations to file or cause to become effective the Resale Registration Statements as set forth in this Section 5.

5.4 Prospectus Suspension. AstraZeneca acknowledges that there may be times when Conduit must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by Conduit and declared effective by the SEC, or until such time as Conduit has filed an appropriate report with the SEC pursuant to the Exchange Act. AstraZeneca hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which Conduit gives AstraZeneca notice of the suspension of the use of said prospectus and ending at the time Conduit gives AstraZeneca notice that AstraZeneca may thereafter effect sales pursuant to said prospectus; provided, (i) that such suspension periods shall in no event exceed (A) on more than two occasions, a period of more than thirty (30) consecutive Trading Days or (B) more than an aggregate total of sixty (60) Trading Days, in each case in any 12 (twelve) month period, and (ii) the Board has reasonably determined that, in order for such Resale Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act.

Section 6. Conditions to Closing.

6.1 Conditions to Obligations of Conduit. Conduit’s obligation to complete the issuance of the Shares and deliver the Shares to AstraZeneca is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a) Representations and Warranties. The representations and warranties made by AstraZeneca in Section 3 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, and except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on AstraZeneca’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b) Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by AstraZeneca on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(d) License Agreement. AstraZeneca (or an Affiliate of AstraZeneca) shall have duly executed and delivered the License Agreement to Conduit, and subject to execution by Conduit, such agreement shall be in full force and effect.

(e) Nasdaq Qualification. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions.

(f) No Governmental Prohibition. The issuance of the Shares by Conduit, and the acquisition of the Shares by AstraZeneca will not be prohibited by any applicable Law or governmental order or regulation.

6.2 Conditions to AstraZeneca’s Obligations at the Closing. AstraZeneca’s obligation to complete the acquisition of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a) Representations and Warranties. The representations and warranties made by Conduit in Section 2 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, and except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to have a Material Adverse Effect on Conduit’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b) Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Conduit on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Transfer Agent Instructions. Conduit will have delivered or caused its transfer agent to deliver the Shares to AstraZeneca.

(d) Nasdaq Qualification. Prior to the Closing Date, Conduit shall have taken all actions which are reasonably necessary, including, if applicable, providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares to be listed on Nasdaq and shall have complied with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement, and Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(f) License Agreement. Conduit shall have duly executed and delivered the License Agreement to AstraZeneca (or an Affiliate of AstraZeneca), and subject to execution by AstraZeneca (or an Affiliate of AstraZeneca), such agreement shall be in full force and effect.

(g) No Governmental Prohibition. The issuance of the Shares by Conduit, and the acquisition of the Shares by AstraZeneca will not be prohibited by any applicable Law or governmental order or regulation.

Section 7. Governing Law; Miscellaneous.

7.1 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the Corporate Name, logo or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing, investment and promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 7.1 shall not prohibit (a) either Party from making any disclosure identifying the other Party to the extent required in connection with its exercise of its rights or obligations under this Agreement and (b) either Party from making any disclosure identifying the other Party that is required by applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).

7.2 Public Announcements. The Parties have agreed that Conduit may within three Business Days following the effective date of this Agreement issue a press release regarding this Agreement and its subject matter, which press release shall be in accordance with Schedule 7.4 of the License Agreement (the “Agreed Press Release”). Other than the Agreed Press Release, neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, except for any such disclosure that is required by applicable Law or the rules of a stock exchange on which the securities of the issuing Party are listed (or to which an application for listing has been submitted), provided that , to the extent practicable and permitted by applicable Law and the rules of the relevant stock exchange, the issuing Party shall allow the other Party to review a close to final draft of such required disclosure and to make comments on such draft and the issuing Party shall take any reasonable comments provided by the other Party into account in good faith when making such required disclosure.

7.3 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any claim, suit, investigation or other legal proceeding (“Action”) arising out of or related to this Agreement, or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such Action.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.4 Survival. The provisions of Section 5 and the representations and warranties of Conduit and AstraZeneca contained in this Agreement shall survive the Closing and delivery of the Shares.

7.5 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by PDF, facsimile or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement.

7.6 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

7.8 Entire Agreement; Amendments. This Agreement and the appendix attached hereto, and the License Agreement, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement, and neither Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

7.9 Notices. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be deemed given (a) the date sent if sent by email (with transmission confirmed), (b) the second Trading Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (c) the fifth Trading Day after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, in each case (a) – (c) to the addresses set forth below or to such other addresses of which notice shall have been given in accordance with this Section 7.7.

If to Conduit, addressed to:	Conduit Pharmaceuticals Inc.
4995 Murphy Canyon Road, Suite 300
San Diego, California 92123
Attention: David Tapolczay
E-mail: [***]

with a copy:	Thompson Hine LLP
300 Madison Avenue, 27th Floor
New York, NY 10017
Attention: Todd Mason
E-mail: Todd.Mason@ThompsonHine.com

If to AstraZeneca, addressed to:	AstraZeneca AB (PUBL)
SE-151 85 Södertälje
Sweden
Attention: Global Head of Business Development and Licensing, Biopharmaceuticals R&D

with a copy to:	Deputy General Counsel, Corporate Legal
E-mail: [***]

And

[***] Email: [***]

7.10 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their successors and assigns. Conduit will not assign this Agreement or any rights or obligations hereunder without the prior written consent of AstraZeneca, and AstraZeneca will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Conduit; provided, however, that AstraZeneca may assign this Agreement together with all of the Shares it then owns (subject to Section 4) to any Affiliate of AstraZeneca and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 4) to AstraZeneca or any Affiliate of AstraZeneca, in any such case, without such consent provided that the assignee agrees to assume AstraZeneca’s obligations under Section 4 of this Agreement.

7.11 Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7.13 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against a Party.

7.14 Equitable Relief. Conduit recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to AstraZeneca. Conduit therefore agrees that, notwithstanding anything set forth in Section 7.1 to the contrary, AstraZeneca is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties. AstraZeneca also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Conduit. AstraZeneca therefore agrees that, notwithstanding anything set forth in Section 7.1 to the contrary, Conduit is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties.

7.15 Expenses. Conduit and AstraZeneca are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

[Remainder of page intentionally left blank.]

In Witness Whereof, AstraZeneca and Conduit have caused this Agreement to be duly executed as of the date first above written.

AstraZeneca AB (PUBL)

By:	/s/ Regina Fritsche Danielson

Name:	Regina Fritsche Danielson

Its:	SVP Head of Early CVRM

Conduit Pharmaceuticals Inc.

By:	/s/ David Tapolczay

Name:	David Tapolczay

Its:	Chief Executive Officer

[Signature page to Stock Issuance Agreement]